Exhibit 10.2



                           [E-PAY LIMITED Letterhead]





12th April 2005



Private and Confidential

Paul Althasen
38 Lodwick
Shoeburyness
Southend-on-Sea
SS3 9HW


Dear Paul

SERVICE AGREEMENT MADE BETWEEN E-PAY LIMITED (1) (the "Company")
AND PAUL ALTHASEN (2) DATED 19 FEBRUARY 2003 (the "Service Agreement")

1. I am writing further to our recent discussions, to confirm a variation to your Service Agreement.

2. With effect from March 1, 2005 you will work for the Company 1 day per week.

3. Accordingly, your salary will be adjusted to (pound)50,000 per annum less appropriate deductions for tax and national insurance contributions.

4. To indicate your acceptance of this variation, please sign and return the attached copy letter.

Yours sincerely



/s/ Tony Westlake

For and on behalf of
E-PAY LIMITED


ACCEPTED APRIL 12, 2005


/s/ Paul Althasen
-------------------------
Paul Althasen